Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 97 to the registration statement on Form N-1A (the “Registration Statement”) of our reports dated May 26, 2004, relating to the financial statements, and financial highlights which appear in the March 31, 2004, Annual Reports to Shareholders of the Total Return Fund, Total Return Fund II, Total Return Fund III, Moderate Duration Fund, Low Duration Fund, Low Duration Fund II, Low Duration Fund III, Short-Term Fund, Money Market Fund, Long-Term U.S. Government Fund, Investment Grade Corporate Bond Fund, High Yield Fund, Total Return Mortgage Fund, GNMA Fund, Real Return Fund, Real Return Fund II, CommodityRealReturn Strategy Fund, Real Return Asset Fund, All Asset Fund, Foreign Bond Fund (U.S. Dollar-Hedged), Global Bond Fund (Unhedged), Global Bond Fund (U.S. Dollar-Hedged), Emerging Markets Bond Fund, Convertible Fund, European Convertible Fund, StocksPLUS Fund, StocksPLUS Total Return Fund, Municipal Bond Fund, Short Duration Municipal Bond Fund, California Intermediate Municipal Bond Fund, California Municipal Bond Fund, New York Municipal Bond Fund, All Asset All Authority Fund, Diversified Income Fund, European StocksPLUS TR Strategy Fund, Far East (ex-Japan) StocksPLUS TR Strategy Fund, International StocksPLUS TR Strategy Fund, Japanese StocksPLUS TR Strategy Fund, RealEstateRealReturn Strategy Fund, and StocksPLUS TR Short Strategy Fund (each a Fund of PIMCO Funds: Pacific Investment Management Series) which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

PricewaterhouseCoopers LLP

Kansas City, Missouri

July 30, 2004